Exhibit 99.1

Harland News Release
                                              PO Box 105250, Atlanta, GA  30348
                                                                 (770) 981-9460
                                                                www.harland.net
For More Information, Contact:

Investors
Henry R. Bond
Treasurer & Vice President, Investor Relations
770-593-5697
hbond@harland.net

Media
John Pensec
Director of Corporate Communications
770-593-5443
jpensec@harland.net


                 HARLAND REPORTS FIRST QUARTER 2004 RESULTS AND
                           RAISES OUTLOOK FOR THE YEAR

ATLANTA (April 20, 2004) - John H. Harland Company (NYSE: JH) today reported results for the first quarter of 2004.

Consolidated net income for the quarter was $13.1 million, compared to $13.2 million for the same period in 2003. Diluted earnings per share for the quarter were $0.46, unchanged from 2003 first quarter diluted earnings per share. Consolidated sales for the first quarter were $190.6 million, down 1.5% from $193.4 million for the same period in 2003.

Earnings per share for the first quarter include a net gain of $0.01 per share in exit costs and severance charges related to the previously announced reorganization of the company's Printed Products segment. The net gain was attributable to a gain on the sale of a closed facility that exceeded exits costs and severance charges during the quarter.

"Our results for the first quarter were better than we had expected," said Timothy C. Tuff, chairman and chief executive officer of Harland. "We are doing a good job of reducing expenses, and we continue to bring promising new products to market in both the financial and education channels of distribution."

Segment Reporting

Harland reports results for three business segments: Printed Products, Software and Services and Scantron.

Harland Reports First Quarter 2004 Results
April 20, 2004
Page Two


Sales for the quarter from the Printed Products segment were $120.4 million, a 5.8% decrease from the $127.9 million reported for the same period in 2003. Segment income from Printed Products was $17.8 million for the quarter, a 14.4% decrease from $20.8 million in the first quarter of 2003.

"Our plant consolidation program continues on track to be completed this year," said Tuff. "However, segment results continue to reflect a very competitive environment."

Software and Services' sales for the quarter were $44.8 million, a 12.1% increase from the $39.9 million reported for the same period in 2003. Segment income from Software and Services was $4.0 million, a 6.7% decrease from $4.3 million in the first quarter of 2003.

 "Software and Services' sales increase in the quarter was driven largely by an acquisition last year in our Core Systems business," said Tuff. "We also released E3, our new mortgage solutions product at the end of the quarter, which is expected to result in higher sales in the second half of the year. Segment income decreased due primarily to lower sales in our compliance businesses."

Scantron's sales for the quarter were $25.9 million, a 0.4% decrease from the $26.0 million reported for the same period in 2003. Segment income from Scantron was $6.3 million, a 63.8% increase from $3.8 million in the first quarter of 2003.

"Our traditional forms business continued to be strong in the first quarter, and we made good headway with our newer technology products. The sales growth in these areas during the quarter was offset by a decline in our services business," said Tuff. "The first quarter increase in segment income largely reflects the cost-savings measures we implemented in 2003."

The company expects second quarter results to be in the range of $0.27 to $0.32 per share, which includes an estimated $0.12 per share of exit costs and severance charges related to the Printed Products reorganization. Revised estimates for the full year are in the range of $1.94 to $1.99, which includes an estimated $0.19 per share of exit costs and severance charges.

Harland will hold a conference call Wednesday, April 21, 2004 at 10:00 a.m. EDT to discuss the results of the quarter and future outlook. Interested parties may listen in by accessing a live webcast in the investor relations section of Harland's website at http://www.harland.net. Additionally, the live conference call may be accessed by calling 719-457-2649 and using the access code #134041.

Harland Reports First Quarter 2004 Results
April 20, 2004
Page Three


A replay of the conference call will be available in the investor relations section of Harland's website (http://www.harland.net) beginning approximately two hours after the call and will remain available through May 11. The rebroadcast will also be available until May 5, via telephone, by calling 719-457-0820 and using the access code #134041.

The company has posted quarterly segment information dating back to 2001. The segment information can be found in the investor relations section of the company's Web site at www.harland.net.

                                       ###

About Harland
Atlanta-based John H. Harland Company (NYSE: JH) (http://www.harland.net) is a leading provider of software and printed products to the financial and educational markets. Harland Financial Solutions, Inc., a wholly owned subsidiary (http://www.harlandfinancialsolutions.com), supplies software and services, including customer relationship management, deposit and loan origination, core systems and mortgage services to thousands of financial institutions of all sizes. Harland's printed products offerings include checks, direct marketing and financial forms. Scantron Corporation (http://www.scantron.com), a wholly owned subsidiary, is a leading provider of both paper and electronic-based services and systems for the collection, management and interpretation of data to the financial, commercial and educational markets.

RISK FACTORS AND CAUTIONARY STATEMENTS
This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of John H. Harland Company and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that the actual results may differ materially from those contemplated by such forward-looking statements. Such differences could be material and adverse.

Many variables will impact the ability to achieve sales levels, improve service quality, achieve production efficiencies and reduce expenses in Printed Products. These include, but are not limited to, the continuing upgrade of our customer care infrastructure and systems used in the Company's manufacturing, sales, marketing, customer service and call center operations, and the ongoing plant consolidation and relocation program.

Several factors outside the Company's control could negatively impact check revenues. These include the continuing expansion of alternative payment systems such as credit cards, debit cards and other forms of electronic commerce or online payment systems. Check revenues may continue to be adversely affected by continued consolidation of financial institutions, competitive check pricing including up-front contract incentive payments, and the impact of governmental laws and regulations. There can be no assurances that the Company will not lose additional customers or that any such loss could be offset by the addition of new customers.

Harland Reports First Quarter 2004 Results
April 20, 2004
Page Four


While the Company believes substantial growth opportunities exist in the Software and Services segment, there can be no assurances that the Company will achieve its revenue or earnings growth targets. The Company believes there are many risk factors inherent in its software business, including but not limited to the retention of employee talent and customers. Also, variables exist in the development of new software products, including the timing and costs of the development effort, product performance, functionality, product acceptance, competition, the Company's ability to integrate acquired companies, and general changes in economic conditions or U.S. financial markets.

Several factors outside of the Company's control could affect results in the Scantron segment. These include the rate of adoption of new electronic data collection, testing and assessment methods, which could negatively impact current forms, scanner sales and related service revenue. The Company continues to develop products and services that it believes offer state-of-the-art electronic data collection, testing and assessment solutions. However, variables exist in the development of new testing methods and technologies, including the timing and costs of the development effort, product performance, functionality, market acceptance, adoption rates, competition, the Company's ability to integrate acquired companies, and the funding of education at the federal, state and local level, all of which could have an impact on the Company's business.

Reference should be made to the Risk Factors and Cautionary Statements section of Harland's Form 10-K and Form 10-Q for additional information. Harland undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.



                             John H. Harland Company
                              Financial Highlights
                   Condensed Statements of Income (Unaudited)
                                   (in 000's)

                                              Three Months ended
                                        March 26, 2004  March 28, 2003   %
----------------------------------------------------------------------------
Sales                                     $ 190,576       $ 193,425    -1.5%
Cost of sales                               102,126          99,593     2.5%
  Pct of Sales                                 53.6%           51.5%
                                          ----------      ----------
Gross profit                                 88,450          93,832    -5.7%
  Pct of Sales                                 46.4%           48.5%
Selling, general and administrative
  expenses                                   65,687          70,218    -6.5%
  Pct of Sales                                 34.5%           36.3%
Amortization of intangibles                     907             670    35.4%
  Pct of Sales                                  0.5%            0.3%
                                          ----------      ----------
Operating Income                             21,856          22,944    -4.7%
  Pct of Sales                                 11.5%           11.9%

Other Income (Expense):
  Interest expense                           (1,124)         (1,558)  -27.9%
    Pct of Sales                               -0.6%           -0.8%
  Other - net                                   153              43   255.8%
    Pct of Sales                                0.1%            0.0%
                                          ----------      ----------
Income before Income Taxes                   20,885          21,429    -2.5%
  Pct of Sales                                 11.0%           11.1%
Income taxes                                  7,832           8,250    -5.1%
  Pct of Sales                                  4.1%            4.3%
                                          ----------      ----------
Net Income                                $  13,053       $  13,179    -1.0%
                                          ==========      ==========
  Pct of Sales                                  6.8%            6.8%
  Effective Tax Rate                           37.5%           38.5%

Earnings per Share
   Basic                                  $    0.48       $    0.47     2.1%
   Diluted                                $    0.46       $    0.46     0.0%
Weighted Average Shares (000)
   Basic                                     27,437          27,873    -1.6%
   Diluted                                   28,239          28,403    -0.6%
Shares O/S at end of period (000)            27,707          27,752    -0.2%
Return on Equity                               19.9%           22.8%   -2.9 pct pts
Depreciation and Amortization (000)       $  17,371       $  14,267    21.8%
Capital Expenditures (000)                $   5,550       $   6,668   -16.8%
Number of Employees
 (includes temporary employees)               4,850           5,119    -5.3%

Segment Information

Printed Products
  Sales                                   $ 120,419       $ 127,894    -5.8%
  Depreciation & Amortization             $  13,088       $  10,130    29.2%
  Segment Income(1)                       $  17,792       $  20,781   -14.4%
Software and Services
  Sales                                   $  44,763       $  39,940    12.1%
  Depreciation & Amortization             $   3,058       $   2,750    11.2%
  Segment Income(1)                       $   4,011       $   4,299    -6.7%
Scantron
  Sales                                   $  25,913       $  26,014    -0.4%
  Depreciation & Amortization             $   1,050       $     965     8.8%
  Segment Income(1)                       $   6,300       $   3,847    63.8%
Corporate and Eliminations
  Sales                                   $    (519)      $    (423)   22.7%
  Depreciation & Amortization             $     175       $     422   -58.5%
  Segment Income(1)                       $  (7,218)      $  (7,498)   -3.7%

 (1) Segment income (loss) is defined as income before income taxes.



                             John H. Harland Company
                              Financial Highlights
                      Condensed Balance Sheets (Unaudited)
                                   (in 000's)

                                          March 26,     December 31,
                                             2004           2003
--------------------------------------------------------------------
Cash & Cash Equivalents                  $  20,488      $   8,525
Accounts Receivable - Net                   66,907         60,338
Inventory                                   15,289         15,517
Deferred Income Taxes                       32,003         32,517
Prepaid & Other                             17,055         18,449
                                         ----------     ----------
Total Current Assets                       151,742        135,346

Goodwill - Net                             217,638        217,749
Intangibles - Net                           15,928         16,835
Refundable Contract Payments                54,453         52,933
Other                                       19,863         19,681
Property, Plant and Equipment - Net        118,151        124,433
                                         ----------     ----------
Total Assets                             $ 577,775      $ 566,977
                                         ==========     ==========

Accounts Payable                         $  23,448      $  26,030
Deferred Revenues                           62,129         57,745
Accrued Liabilities:
   Salaries, Wages and Employee Benefits    26,733         30,376
   Taxes                                    17,460         17,669
   Other                                    28,041         29,602
                                         ----------     ----------
Total Current Liabilities                  157,811        161,422

Long-Term Debt                             122,000        122,059
Other Liabilities                           27,896         28,053
Shareholders' Equity                       270,068        255,443
                                         ----------     ----------
Total Liabilities and Equity             $ 577,775      $ 566,977
                                         ==========     ==========



                             John H. Harland Company
                              Financial Highlights
                 Condensed Statements of Cash Flows (Unaudited)
                                   (in 000's)

                                                     Three Months ended
                                               March 26, 2004  March 28, 2003
-----------------------------------------------------------------------------
Operating Activities:
Net income                                        $ 13,053        $ 13,179
Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation and amortization                     17,371          14,267
  Stock-based compensation                             560             597
  Gain on sale of assets                            (3,608)            (28)
  Tax benefits from stock-based compensation         1,462             405
  Deferred income taxes                                117            (626)
  Other                                              1,107             460
  Changes in assets and liabilities                 (9,130)         (2,285)
  Refundable contract payments                      (6,443)         (2,244)
                                                  ---------       ---------
Net cash provided by operating activities           14,489          23,725
                                                  ---------       ---------

Investing Activities:
Purchases of property, plant and equipment          (5,550)         (6,668)
Proceeds from sale of property, plant and
  equipment                                          5,422             143
Other                                                  (99)          1,159
                                                  ---------       ---------
Net cash used in investing activities                 (227)         (5,366)
                                                  ---------       ---------

Financing Activities:
Purchases of treasury stock                         (3,171)        (19,138)
Issuance of treasury stock                           5,420           1,819
Long-term debt - net                                   (88)         (6,721)
Dividends paid                                      (2,780)         (2,141)
Other                                               (1,680)             53
                                                  ---------       ---------
Net cash used in financing activities               (2,299)        (26,128)
                                                  ---------       ---------

Increase (decrease) in cash and cash equivalents    11,963          (7,769)
Cash and cash equivalents at beginning of period     8,525          19,218
                                                  ---------       ---------
Cash and cash equivalents at end of period        $ 20,488        $ 11,449
                                                  =========       =========


